                                                                     EXHIBIT 5.1

                         [Perkins Coie LLP letterhead]


                                  May 14, 1999

AVT Corporation
11410 N.E. 122nd Way
Kirkland, Washington  98101-3099

     Re:  Registration Statement on Form S-3

Dear Gentlemen and Ladies:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to the resale of up to 1,596,498 shares of common stock, $.01 par value (the "Shares"). Of the Shares, 11,874 may be issued pursuant to the MediaTel Corporation 1996 Stock Plan (the "Plan"), which was assumed by the Company in connection with a merger (the "Option Shares"). The remaining Shares are currently outstanding (the "Outstanding Shares"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based on and subject to the foregoing, we are of the opinion that (a) the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable and (b) the Option Shares that may be issued upon the exercise of stock options granted pursuant to the Plan, upon the due execution by the Company and the registration by its registrar of the Option Shares, the issuance thereof by the Company in accordance with the terms of the Plan and the receipt of the consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Perkins Coie LLP

                                       Perkins Coie LLP